Exhibit 10.29

CATHETER PRECISION & STEREOTAXIS

JOINT MARKETING AGREEMENT

This Marketing Agreement (this "Agreement") is entered into this 19th day of January 2021 (the "Effective Date") by and between Catheter Precision, Inc., a Delaware corporation, with offices at 500 International Drive, Suite 255, Mt. Olive, New Jersey 07828 ("Catheter Precision") and Stereotaxis, Inc., a Delaware corporation, with offices at 4320 Forest Park Avenue, Suite 100, St. Louis, Missouri 63108 ("Stereotaxis"). Catheter Precision and Stereotaxis are sometimes referred to herein collectively as the "parties" or individually as a "party."

WHEREAS Catheter Precision provides an arrhythmia localization solution used during the diagnosis and treatment of cardiac arrhythmias and Stereotaxis provides robotic technologies for the treatment of cardiac arrhythmias.

WHEREAS the parties wish to enter into this Agreement to cooperate in certain co-marketing activities.

NOW, THEREFORE, in consideration of the above premises, the representations, warranties and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

l.	Marketing and Promotional Activities & Compensation.

1.1Marketing Activity. Stereotaxis will promote Catheter Precision's VIVO System ("VIVO") to customers who may benefit from use of VIVO in robotic or non-robotic electrophysiology procedures.

1.2Territory. Stereotaxis can perform promotional activity at any hospital globally that has a Stereotaxis Robotic Magnetic Navigation System ("Robotic Hospitals") and where VIVO has appropriate regulatory clearances. Geographies with such clearances are listed in Exhibit A. Specific Robotic Hospitals that are excluded from the definition of Territory in this agreement are also listed in Exhibit A.

1.3Commercialization Activity. Catheter Precision will retain control and responsibility for all VIVO commercialization activities (billing, shipping, installation, technical maintenance, etc.). Stereotaxis will ensure its global commercial team has dedicated time to be fully trained by Catheter Precision on the VIVO technology, clinical value, and use such that they are able to market and support the technology.

1.4Evaluation Offer & Customer Pricing. Catheter Precision agrees to support an evaluation period, at no cost to Stereotaxis or customers, at each Robotic Hospital that expresses genuine interest in evaluating and using the technology. The Evaluation Period will include placement and maintenance of one VIVO System for a period of three months and a minimum of 5 disposable procedure kits. Catheter Precision will have exclusive authority to extend an evaluation period. Catheter Precision will provide Stereotaxis with Customer Pricing, including a minimum and maximum price that can be shared with customers and the Catheter Precision will respect when approached by the customer. Initial pricing is listed in Exhibit A and can be updated by Catheter Precision at any time with written notice.

1.5Compensation: Catheter Precision will compensate Stereotaxis for its marketing and support activity with a payment equal to forty-five percent (45%) of the revenue generated from VIVO (the system and disposables irrespective of the financial structure of the sale/lease/transaction) at Robotic Hospitals in the Territory during the Term of this Agreement. Payments will be made quarterly in arrears within 60 days of the end of each calendar quarter.

1.6Commission: Stereotaxis will compensate its commercial team a minimum of $100 per revenue generating VIVO procedure performed as part of this agreement. This is designed to ensure proper motivation of the commercial team to promote VIVO.

2.	Trademark Licenses.

2.1License by Catheter Precision. Subject to the terms and conditions of this Agreement, Catheter Precision hereby grants to Stereotaxis a non-exclusive, non-assignable, non-sublicensable, royalty-free, paid up, limited, global license to use and display Catheter Precision's Marks solely as necessary to perform Stereotaxis's obligations under this Agreement.

CONFIDENTIAL

2.2License by Stereotaxis. Subject to the terms and conditions of this Agreement, Stereotaxis hereby grants to Catheter Precision a non-exclusive, non-assignable, non-sublicensable, royalty-free, paid up, limited, global license to use and display Stereotaxis's Marks solely as necessary to perform Catheter Precision's obligations under this Agreement

2.3Trademark Guidelines. In its use of the Marks of the other party ("Licensor"), each party ("Licensee") will comply with any trademark usage guidelines that Licensor may communicate to Licensee from time to time.

2.4Reservation of Rights. The parties acknowledge and agree that, except for the rights and licenses expressly granted by each party to the other party under this Agreement, each party will retain all right, title and interest in and to its products, services, Marks, and all content, information and other materials on its website(s), and nothing contained in this Agreement will be construed as conferring upon such party, by implication, operation of law or otherwise, any other license or other right.

3.	IP Rights Ownership.

3.1Stereotaxis acknowledges that the IP Rights on the VIVO product platform is owned by Catheter Precision, Inc.

3.2Stereotaxis agrees to make no claim of interest in ownership of any of the IP Rights and acknowledge that no title to the IP Rights is transferred to Stereotaxis.

3.3Stereotaxis shall be entitled to use the Trademarks only in connection with the promotion and marketing of the Products pursuant to this Agreement and wholly in accordance with the directions.

4.	Warranties: Limitation of Liability.

4.1Warranties. Each party represents and warrants to the other that (a) it has the full power to enter into this Agreement and to perform its obligations hereunder, (b) this Agreement constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, and (c) this Agreement does not contravene, violate or conflict with any other agreement of such party.

4.2Disclaimer. EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES, AND EACH PARTY EXPRESSLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES IN CONNECTION WITH THIS AGREEMENT, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS, TITLE, ANY WARRANTIES ARISING OUT OF A COURSE OF PERFORMANCE, DEALING OR TRADE USAGE, AND THEIR EQUIVALENTS UNDER THE LAWS OF ANY JURISDICTION.

4.3Limitation of Liability. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, CONSEQUENTIAL, PUNITIVE, INCIDENTAL, OR INDIRECT DAMAGES, OR ANY DAMAGES FOR LOST DATA, BUSINESS INTERRUPTION, LOST PROFITS, LOST REVENUE OR LOST BUSINESS, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, HOWEVER CAUSED AND BASED ON ANY THEORY OF LIABILITY, ARISING OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED  OF THE POSSIBILITY OF  SUCH DAMAGE, AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. IN NO EVENT WILL THE AGGREGATE LIABILITY OF ANY PARTY UNDER THIS AGREEMENT EXCEED THE AMOUNT PAID TO THE OTHER DURING THE PREVIOUS TWELVE MONTHS.

5.Indemnification. Both parties agree to indemnify and hold harmless the other from and against any and all claims, damages, liabilities, losses, judgments, costs, and attorneys' fees arising directly out of, or relating to a parties gross negligence or willful misconduct in engaging in the marketing and promotional activities described in Section l hereof.

6.	Term and Termination.

6.1Tenn. This Agreement will be in effect for a (2) year term through December 3 P1, 2022. This Agreement will renew automatically for successive two (2) year terms unless either party delivers to the other party written notice of its intention not to renew at least thirty (30) days prior to the end of the initial or any renewal term.

6.2Survival.   Sections 4, 5 and 7 will survive any expiration or

termination of this Agreement. Notwithstanding the foregoing, the expiration or termination of this Agreement will not relieve the parties of any liability or obligation that accrued prior to such expiration or termination.

CONFIDENTIAL

7.	General

7.1Confidential Information. Except as otherwise provided for herein or as may be required by applicable law or regulation, each party shall undertake to keep confidential and not to disclose to any third party any confidential or proprietary information, trade secrets, customer and market information which might be disclosed to each party to in connection with the Agreement unless prior written consent has been obtained.

7.2Governing Law: Venue. This Agreement is to be construed in accordance with and governed by the internal laws of the State of Missouri without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Missouri to the rights and duties of the parties. Each party hereby irrevocably consents to the jurisdiction and venue of the state and federal courts located in St. Louis, Missouri in connection with any claim, action, suit, or proceeding relating to this Agreement and agrees that all suits or proceedings relating to this Agreement shall be brought only in such courts, provided that either party may seek injunctive, equitable or similar relief from any court of competent jurisdiction.

7.3Waiver: Severability. No waiver of a party's rights shall be effective unless such waiver is in writing signed by the waiving party. If any provision of this Agreement or the application of such provision to any person or circumstance shall be held invalid, illegal, against public policy or is otherwise unenforceable, the remainder of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid shall not be affected thereby.

7.4Assignment. Either party shall have the right to assign this Agreement provided that such party provides prior written notice of such assignment to the other party.

7.5Notices. Any notice required or permitted to be given by either party under this Agreement shall be in writing and sent to each party at its address or facsimile number set forth in the first paragraph of this Agreement, or such new address or facsimile number as may from time to time be supplied by the parties hereto in accordance with this Section 7. 5.

7.6Captions: Entire Agreement: Amendment. The captions or headings of the Sections of this Agreement are for reference only and are not to be construed in any way as part of this Agreement. This Agreement constitutes the complete understanding and agreement of the parties and supersedes all prior and contemporaneous negotiations, understandings and agreements with respect to the subject matter of this Agreement. Any modification or amendment of any provision of this Agreement will be effective only if in writing and signed by an authorized representative of both parties.

7.7Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original, but all of which together shall constitute one instrument.

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CONFIDENTIAL

IN WITNESS WHEREOF, the parties have executed this Marketing Agreement as of the date first written above.

CATHETER PRECISION INC.		STEREOTAXIS, INC.

By:	/s/ David A. Jenkins	By:	/s/ David Fischel
Title:	CEO	Title:	CEO

CONFIDENTIAL

Exhibit A

Geographies Where VIVO has Regulatory Clearance

CE Mark

FDA Clearance

Specific Robotic Hospitals Excluded From Definition of Territory Erasmus University Medical Center, Rotterdam, Netherlands

Royal Brompton Hospital, London, UK

VIVO Pricing

Minimum price for VIVO per-procedure disposable:	1500$	BASED ON 50 CASES PER YEAR
Maximum price for VIVO per-procedure disposable:	2000$

Minimum price for VIVO per-procedure disposable:	1400€	BASED ON 50 CASES PER YEAR
Maximum price for VIVO per-procedure disposable:	2000€